Exhibit 3.2

REGULATIONS OF
COMMUNITY CHOICE FINANCIAL INC.

ARTICLE I

MEETINGS OF SHAREHOLDERS

Section 1.01.  Annual Meetings.  An annual meeting of shareholders for the election of directors, for the consideration of reports to be laid before such meeting, and for the transaction of such other business as may properly come before such meeting shall be held on such date as may be fixed from time to time by the directors.

Section 1.02.  Special Meetings.  Except as otherwise provided in the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles”) or these Regulations and subject to the rights of the holders of any class or series of preferred shares of the Corporation, special meetings of the shareholders may be called only for a proper purpose under applicable law and only by:

(A)                               the chairman of the board, the chief executive officer, the president, or, in case of the president’s death, absence or disability, the vice president, if any, authorized to exercise the authority of the president;

(B)                               the directors by action at a meeting, or a majority of the incumbent directors acting without a meeting; or

(C)                               the holders of at least 25% of all shares of the Corporation outstanding and entitled to vote thereat.

Section 1.03.  Place of Meetings.  Each meeting of shareholders shall be held at the principal office of the Corporation, unless otherwise provided by action of the directors.  Meetings of shareholders may be held at any place either within or without the State of Ohio.  If authorized by the directors, a meeting of shareholders may be held solely by means of communications equipment as authorized by applicable law.

Section 1.04.  Notice of Meetings.

(A)                               Unless waived, written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, not less than seven nor more than 60 days before the date of the meeting to every shareholder of record entitled to notice of the meeting by or at the direction of the chairman of the board, the chief executive officer, the president, the secretary, or another officer of the Corporation expressly authorized by action of the directors to give such notice.  If mailed or sent by overnight delivery service, such notice shall be addressed to the shareholder at such shareholder’s address as it appears on the records of the Corporation.  If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions.  Subject to the provisions of Section 1.10(B) of these Regulations, notice of adjournment of a meeting need not be given if the time and place, if any, to which the meeting is adjourned and the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment are fixed and announced at such meeting.  In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee.

(B)                               Person(s) permitted by Section 1.02 of these Regulations to call a special meeting of shareholders may do so by delivering a request in writing either in person or by registered mail to the president or the secretary of the Corporation, specifying the purpose or the purposes for which the person(s) properly making such request have called such meeting.  Upon receipt of such request and determining that the special meeting of shareholders is being called for a proper purpose under the provisions of the Articles, these Regulations and applicable law, the officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than 60 days after the receipt of such request, as the officer may fix.  If the notice is not given within 15 days after the receipt of such request by the president or the secretary, then the person(s) properly calling the meeting may fix the time of the meeting and give notice thereof in accordance with Section 1.04(A) of these Regulations, or cause the notice to be so given by any designated representative.

Section 1.05.  Waiver of Notice.  Notice of the time, place, if any, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting.  The attendance of any shareholder at any meeting of shareholders without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed a waiver by such shareholder of notice of such meeting.  Electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains a waiver by such shareholder is a writing for purposes of this Section 1.05.

Section 1.06.  Quorum.

(A)                               At any meeting of shareholders, the presence, in person, by proxy, or by the use of communications equipment, of the holders, of record on the record date for such meeting, of shares entitling them to exercise a majority of the voting power of the Corporation shall be necessary to constitute a quorum for such meeting or at any adjournment thereof.

(B)                               Except as otherwise provided in Section 1.07(B)(2) of these Regulations in respect of adjournment, no action may be taken at any meeting of shareholders, or at any adjournment thereof, unless a quorum is present.

(C)                               If a quorum is present at a meeting of shareholders, it cannot be broken by the subsequent withdrawal of one or more shareholders or their proxies or by any decrease in the number of shares represented at the meeting.

(D)                               Notwithstanding the foregoing provisions of this Section 1.06, where a separate vote by a class or series or classes or series of shares is required, a majority of the outstanding shares of such class or series or classes or series, present in person, by proxy or by the use of communications equipment, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 1.07.  Votes Required.

(A)                               Directors may be elected only by such vote as is provided for in the Articles.

(B)                               Subject to the provisions of Section 1.07(C) of these Regulations, any other proposal submitted to the shareholders at a meeting can be authorized or approved only by the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting and (ii) a majority of the shares voted on such proposal; provided, however, that:

(1)                                 no action required by applicable law, the Articles or these Regulations to be authorized or taken by the holders of a designated proportion of the shares may be authorized or taken by a lesser proportion; and

(2)                                 the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the officer of the Corporation acting as chairman of the meeting, may adjourn such meeting from time to time; and at such adjourned meeting, any business may be transacted as if the meeting had been held as originally noticed.

(C)                               Notwithstanding the provisions of Section 1.07(B) of these Regulations, where a separate vote by a class or series of shares is required on any proposal and a quorum is present at any meeting of the shareholders, the proposal can be authorized or approved only by the affirmative vote of the holders of a majority of the shares of such class or series voted on such proposal; provided, however, that no action required by applicable law, the Articles or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of such class or series may be authorized or taken by a lesser proportion.

Section 1.08.  Conduct of the Meeting.  The chairman of the board or, in the absence or disability of the chairman of the board, the chief executive officer or, in the chief executive officer’s absence or disability, the president or, in the absence or disability of the president, any vice president or, in the absence of the chairman of the board, the chief executive officer, the president and any vice president, a chairman chosen by the holders of a majority of the voting shares represented and entitled to vote at a meeting of the shareholders, shall act as chairman of the meeting.  The secretary or, if the secretary not be present, the assistant secretary shall act as secretary of the meeting.  If neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

Section 1.09.  Order of Business.

(A)                               Annual Meetings of Shareholders.  At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the annual meeting of shareholders.  For nominations to be properly made at an annual meeting of shareholders, and proposals of other business to be properly brought before an annual meeting of shareholders, nominations and proposals of other business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the annual meeting of shareholders by or at the direction of the Board of Directors (or any committee designated by the Board of Directors) or (3) otherwise properly requested to be brought before the annual meeting of shareholders by a shareholder of the Corporation in accordance with these Regulations and applicable law.  For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, a shareholder must (a) be a shareholder of record at the time of giving of notice of such annual meeting of shareholders by or at the direction of the Board of Directors and at the time of the annual meeting of shareholders, (b) be entitled to vote at such annual meeting of shareholders and (c) comply with the procedures set forth in these Regulations as to such nomination or proposal of other business.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 or Rule 14a-11 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(B)                               Special Meetings of Shareholders.  When the annual meeting of shareholders is not held or directors are not elected thereat, directors may be elected at a special meeting duly called for that purpose.  At any special meeting of the shareholders, only such nominations of persons for election to the Board of Directors at a special meeting properly called for that purpose shall be made, and only such other business shall be conducted or considered as shall have been properly brought before the special meeting of shareholders.  For nominations to be properly made at a special meeting of shareholders at which directors are to be elected, and proposals of other business to be properly brought before a special meeting of shareholders, nominations and proposals of other business must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the special meeting of shareholders by or at the direction of the Board of Directors (or any committee designated by the Board of Directors) or (3) otherwise properly requested to be brought before the special meeting of shareholders by the holders of at least 25% of all shares of the Corporation outstanding and entitled to vote at the special meeting of shareholders in accordance with these Regulations.  For nominations of persons for election to the Board of Directors at a special meeting of shareholders properly called for that purpose, or proposals of other business, to be properly requested by a shareholder to be brought before a special meeting of shareholders, a shareholder must (a) be a shareholder of record at the time of giving of notice of such special meeting of shareholders and at the time of the special meeting of shareholders, (b) be entitled to vote at the special meeting of shareholders, and (c) comply with the procedures set forth in these Regulations as to such nomination or proposal of other business.  The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 or Rule 14a-11 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of shareholders.

(C)                               General.  Except as otherwise provided by applicable law, the Articles or these Regulations, the chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Regulations and, if any proposed nomination or other business is not in compliance with these Regulations, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Section 1.10.  Fixing Record Date.

(A)                               In order that the Corporation may determine the shareholders entitled to (1) receive notice of or to vote at a meeting of shareholders, (2) receive payment of any dividend or distribution, (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect to the shares or securities, or (4) participate in the execution of written consents, waivers or releases, the directors may fix a record date which shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of 60 days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution or the receipt or the exercise of rights, as the case may be.  If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by applicable law.

(B)                               The record date for the purpose of determining the shareholders entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the directors, subject to the limitations set forth in Section 1.10(A) of these Regulations, fix a new record date.  If a new record date is so fixed, notice of the record date and the date to which the meeting has been adjourned shall be given to shareholders of record as of that date in accordance with the requirements applicable to a newly called meeting.

Section 1.11.  Advance Notice of Shareholder Nominations and Business.

(A)                               Annual Meetings of Shareholders.  Without qualification or limitation, subject to Section 1.11(C)(4) of these Regulations, for any nomination of any person for election to the Board of Directors to be properly made or any other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to Section 1.09(A) of these Regulations, the shareholder must have given timely notice thereof and timely updates and supplements thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to the date of such annual meeting of shareholders or, if the first public announcement of the date of such annual meeting of shareholders is less than 100 days prior to the date of such annual meeting of shareholders, the 10th day following the day on which public announcement of the date of such annual meeting of shareholders is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 1.11(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting of shareholders and as of the date that is ten business days prior to the annual meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the annual meeting of shareholders in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the annual meeting of shareholders or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the annual meeting of shareholders or any adjournment or postponement thereof.

(B)                               Special Meetings of Shareholders.  Subject to Section 1.11(C)(4) of these Regulations, in the event a special meeting of shareholders is called, in accordance with Section 1.02 and Section 1.09(B) of these Regulations, for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the notice calling the special meeting of shareholders, provided that the shareholder gives timely notice thereof and timely updates and supplements thereof in writing to the secretary of the Corporation.  In order to be timely, a shareholder’s notice shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting of shareholders and not later than the close of business on the later of the 90th day prior to the date of such special meeting of shareholders or, if the first public announcement of the date of such special meeting of shareholders is less than 100 days prior to the date of such special meeting of shareholders, the 10th day following the day on which public announcement is first made of the date of the special meeting of shareholders and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a shareholder’s notice as described above.

In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting of shareholders and as of the date that is ten business days prior to the special meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the special meeting of shareholders in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the special meeting of shareholders or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the special meeting of shareholders or any adjournment or postponement thereof.

(C)                               Other Provisions.

(1)                                 To be in proper form, a shareholder’s notice (whether given pursuant to Section 1.09(A) or Section 1.09(B) of these Regulations) to the secretary of the Corporation must include the following, as applicable:

(a)                                 As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a shareholder’s notice must set forth: (i) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith; (ii)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith; (B) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard as to whether the shareholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of the Corporation; (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “share borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”); (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership; (G) any performance related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such shareholder’s immediate family sharing the same household; (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder; and (I) any direct or indirect interest of such shareholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)                                 If the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business; (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration); and (iii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(c)                                  As to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated by the SEC thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant; and

(d)                                 The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(2)                                 For purposes of these Regulations, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

(3)                                 Notwithstanding the provisions of these Regulations, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated by the SEC thereunder with respect to the matters set forth in these Regulations; provided, however, that any references in these Regulations to the Exchange Act or the rules and regulations promulgated by the SEC thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.09 of these Regulations.

(4)                                 Nothing in these Regulations shall be deemed to affect any rights (i)  of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act or (iii) of the holders of any series of Preferred Shares if and to the extent provided for under applicable law, the Articles or these Regulations.  Subject to Rule 14a-8 and Rule 14a-11 under the Exchange Act, nothing in these Regulations shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 1.12.  Proxies.  At meetings of the shareholders, any shareholder entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by a writing signed, or a verifiable communication authorized, by such shareholder, but such writing or verifiable communication must be filed with the secretary of the meeting before such proxy shall be allowed to vote thereunder.

Section 1.13.  Inspectors of Election.  In advance of any meeting of shareholders, the directors may appoint one or more inspectors of election to act at such meeting or any adjournment thereof.  If inspectors are not so appointed, the officer of the Corporation acting as chairman of any such meeting may make such appointment.  In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation acting as chairman of such meeting.  No other person or persons may appoint or require the appointment of inspectors of election.  The inspectors shall: (A) determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (B) receive votes, ballots, consents, waivers, or releases; (C) hear and determine all challenges and questions arising in connection with the vote; (D) count and tabulate all votes, consents, waivers, and releases; (E) determine and announce the result; and (F) do such acts as are proper to conduct the election or vote with fairness to all shareholders, or otherwise required by applicable law.  On request, the inspectors shall make a report in writing of any challenge, question, or matter determined by them and execute a certificate of any fact found by them.  The certificate of the inspectors shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

ARTICLE II

DIRECTORS

Section 2.01.  Authority and Qualifications.  Except where applicable law, the Articles or these Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by or under the direction of its directors.

Section 2.02.  Authorized Number of Directors; Term of Office.

(A)                               Until changed in accordance with the provisions of these Regulations, the authorized number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of preferred shares voting separately as a class or classes) shall not be less than three nor more than thirteen, the exact number of directors to be such number as may be fixed from time to time within the limits set forth above in accordance with the provisions of this Section 2.02 (provided that where all shares of the Corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders).

(B)                               The authorized number of directors may be fixed or changed at a meeting of the shareholders properly called for the purpose of electing directors.

(C)                               The directors may fix or change the authorized number of directors and may fill any director’s office that is created by an increase in the authorized number of directors.

(D)                               No reduction in the authorized number of directors shall of itself have the effect of shortening the term of any incumbent director.

Section 2.03.  Nominations.

(A)                               Subject to the provisions of Section 2.08 of these Regulations, nominations for the election of directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders.  Such nominations, if not made by the Board of Directors or its designated committee, shall be made in accordance with the procedures set forth in Section 1.09 and Section 1.11 of these Regulations.

(B)                               Notice of nominations which are proposed by the Board of Directors or its designated committee shall be given on behalf of the Board of Directors or such committee by the chairman of the meeting.

(C)                               The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the required procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Section 2.04.  Election.

(A)                               Directors may be elected at an annual meeting of shareholders or at a special meeting called for the purpose of electing directors in accordance with the provisions of Section 1.02 and Section 1.09(B) of these Regulations.

(B)                               The election of directors shall be by ballot (1) whenever the number of candidates exceeds the number of directors to be elected or (2) if requested by the officer of the Corporation acting as chairman of the meeting or by the holders of a majority of the voting shares represented and entitled to vote at such meeting, but the election shall otherwise be by voice vote.

Section 2.05.  Removal by Shareholders.  Subject to the provisions of Section 2.08 of these Regulations, all the directors, all the directors of a particular class, or any individual director may be removed from office by the shareholders, without assigning any cause, by the vote of the holders of not less than a majority of the voting power of the Corporation entitling them to elect directors in place of those to be removed; provided, however, that if the directors are classified, the shareholders may effect any such removal only for cause.  In case of any removal pursuant to this Section 2.05, and subject to the provisions of Section 2.03 of these Regulations, a new director may be elected at the same meeting for the unexpired term of each director removed.  Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board of Directors.

Section 2.06.  Resignations.  Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission to the chairman of the board or the secretary of the Corporation.  Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.07.  Vacancies.  Subject to the provisions of Section 2.08 of these Regulations, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board of Directors for the unexpired term.

Section 2.08.  Election of Directors by Holders of Preferred Shares.  Notwithstanding the foregoing provisions of this Article II, whenever the holders of any one or more series of preferred shares issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of shareholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of the Articles applicable thereto.  Except as otherwise expressly provided in the terms of such series as set forth in the Articles, the number of directors that may be so elected by the holders of any such series of preferred shares shall be elected for terms expiring at the next annual meeting of shareholders, and vacancies among directors so elected by the separate vote of the holders of any such series of preferred shares shall be filled by the affirmative vote of a majority of the remaining directors elected by such series or, if there are no such remaining directors, by the holders of such series in the same manner in which the holders of such series initially elected a director.

Section 2.09.  Meetings.

(A)                               A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately following the adjournment of the annual meeting of shareholders, or at such other place and time as shall theretofore have been determined by the Board of Directors, and notice of such meeting need not be given.  At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

(B)                               Regular meetings of the Board of Directors may be held at such intervals at such time as shall from time to time be determined by the Board of Directors.  After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

(C)                               Special meetings of the Board of Directors may be called at any time by the Board of Directors or by the chairman of the board or by a majority of the directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

(D)                               All meetings of directors shall be held at the principal office of the Corporation unless the directors from time to time otherwise determine.

(E)                                Regular or special meetings of the directors may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

Section 2.10.  Notice of Meetings.  Unless waived, notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each of the directors either: (A) by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the director, if such notice is given at least two days before the meeting; or (B) orally, either in person or by telephone, not later than the day before the meeting.  Such notice shall state the place, date and hour of the meeting and, if it is a special meeting, the purpose or purposes for which the meeting is called.  At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted.  Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted.  Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted.  If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted.

Section 2.11.  Waiver of Notice.  Notice of the place, if any, and time of any meeting of the directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting.  The attendance of any director at any meeting of the directors without protesting, prior to or at the commencement of such meeting, the lack of proper notice shall be deemed a waiver by the director of such notice.  Electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a director and that contains a waiver by such director is a writing for the purposes of this Section 2.11.

Section 2.12.  Quorum; Vote Required.

(A)                               A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of the directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the Board of Directors.  If a quorum is present at a meeting of the directors, it cannot be broken by the subsequent withdrawal of one or more directors.

(B)                               The affirmative vote of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors, unless the vote of a greater number of the directors is required by applicable law, the Articles, these Regulations or any bylaws adopted by the directors.

Section 2.13.  Committees.

(A)                               The directors may create an executive committee or any other committee of directors, to consist of one or more of the directors, and may delegate to any such committee any of the authority of the directors, however conferred, other than the authority to fill vacancies among the directors or in any committee of the directors and other than the authority to amend these Regulations or adopt new regulations.  Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors.  The directors may appoint one or more directors as alternate members of any committee, who may take the place of any absent member or members at any meeting of the particular committee.  Unless otherwise provided in the

Articles, these Regulations or the resolution of the Board of Directors creating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

(B)                               The executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors.

(C)                               No notice of a meeting of the executive committee or of any other committee of directors shall be required.  A meeting of the executive committee or of any other committee of directors may be called as contemplated by the provisions of the charter of such executive committee or other committee of directors.  Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other, and participation in such a meeting shall constitute presence thereat.

Section 2.14.  Bylaws.  The directors may adopt, and amend from time to time, bylaws for their own government, which bylaws shall not be inconsistent with applicable law, the Articles or these Regulations.

ARTICLE III

OFFICERS

Section 3.01.  General Provisions.  The principal officers of the Corporation shall be the chief executive officer (who shall be a director), a chief financial officer, a chief compliance officer, a president, such number of vice presidents as the Board of Directors may from time to time determine, a secretary and a treasurer.  Any two or more offices may be held by the same person, except the offices of president and vice president or the offices of president and secretary, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by applicable law or by the Articles or these Regulations to be executed, acknowledged or verified by two or more officers.

Section 3.02.  Election, Terms of Office, and Qualification.  The officers of the Corporation named in Section 3.01 of these Regulations shall be elected by the Board of Directors for an indeterminate term and shall hold office at the pleasure of the Board of Directors.

Section 3.03.  Additional Officers, Agents, etc.  In addition to the officers mentioned in Section 3.01 of these Regulations, the Corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.  The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents.  In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

Section 3.04.  Removal.  Except as set forth below, any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered.  Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

Section 3.05.  Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman of the board, the chief executive officer, the president or the secretary.  Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Regulations for regular appointments or elections to such office.

ARTICLE IV

DUTIES OF THE OFFICERS

Section 4.01.  Chairman of the Board.  The chairman of the board shall have general supervision over the property, business and affairs of the Corporation and over its several officers, subject, however, to the control of the Board of Directors.  The chairman of the board shall, if present, preside at all meetings of the shareholders and of the Board of Directors.  The chairman of the board may sign, with the secretary, treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation.  The chairman of the board may also sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the chairman of the board in the conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Regulations or the Board of Directors to some other officer or agent of the Corporation or shall be required by applicable law or otherwise to be signed or executed by some other officer or agent, and the chairman of the board may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same.

Section 4.02.  Chief Executive Officer.  The chief executive officer shall be the principal executive officer of the Corporation and shall perform such duties as are conferred upon the chief executive officer by these Regulations or as may from time to time be assigned to the chief executive officer by the chairman of the board or the Board of Directors.  The chief executive officer shall have the same power as the president to sign, execute and deliver in the name of the

Corporation all deeds, mortgages, bonds, leases, contracts and other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the chief executive officer in the ordinary course of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Regulations to some other officer or agent of the Corporation or shall be required by applicable law or otherwise to be signed or executed by some other officer or agent, and the chief executive officer may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same.  During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by applicable law.  Unless otherwise provided in the Corporate Governance Guidelines of the Corporation, the chief executive officer shall, during the absence or disability of the chairman of the board, preside at meetings of the shareholders and of the Board of Directors.

Section 4.03.  President.  The president shall be the principal operating and administrative officer of the Corporation.  If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer.  The president shall perform such duties as are conferred upon the president by these Regulations or as may from time to time be assigned to the president by the chairman of the board, the chief executive officer or the Board of Directors.  The president may sign, with the secretary, treasurer or other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation.  The president may also sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Regulations to some other officer or agent of the Corporation or shall be required by applicable law or otherwise to be signed or executed by some other officer or agent, and the president may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same.  Unless otherwise provided in the Corporate Governance Guidelines of the Corporation, the president shall, in the absence or disability of each of the chairman of the board and the chief executive officer, preside at meetings of the shareholders and of the Board of Directors.

Section 4.04.  Vice Presidents.  The vice presidents shall perform such duties as are conferred upon them by these Regulations or as may from time to time be assigned to them by the Board of Directors, the chairman of the board, the chief executive officer or the president.  At the request of the chairman of the board or the chief executive officer, in the absence or disability of the president, the vice president designated by the chairman of the board or the chief executive officer, as appropriate, shall perform the duties of the president, and when so acting, shall have all of the powers of the president.

Section 4.05.  Treasurer.  The treasurer shall be the custodian of all funds and securities of the Corporation.  Whenever so directed by the Board of Directors, the treasurer shall render a statement of the cash and other accounts of the Corporation, and the treasurer shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements.  The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to the treasurer by the Board of Directors, the chairman of the board, the chief executive officer or the president.

Section 4.06.  Secretary.  The secretary shall record and keep the minutes of all meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose.  The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct.  The secretary shall be the custodian of the seal of the Corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct.  The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to the secretary by the Board of Directors, the chairman of the board, the chief executive officer or the president.

ARTICLE V

SHARES AND TRANSFERS OF SHARES

Section 5.01.  Uncertificated Shares; Share Certificates.  To the extent permitted by applicable law and unless otherwise provided by the Articles, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form.  Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation, nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law.  Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of the Corporation held by such holder.  Any such share certificate shall be signed by the chairman of the board, the president or a vice president and by the secretary, an assistant secretary, the treasurer or an assistant treasurer of the Corporation.  When a share certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Corporation may be facsimile, engraved, stamped or printed.  In case any officer whose manual or facsimile signature is affixed to any share certificate ceases to be such officer before such share certificate is delivered by the Corporation, the share certificate may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery.  Any certificate representing the shares of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio and any other applicable laws, rules and regulations.

Section 5.02.  Transfer of Shares.  Transfers of uncertificated shares shall be made on the books of the Corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form.  Transfers of certificated shares shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require.  No transfer of shares shall be valid until such transfer shall have been made upon the books of the Corporation.  Subject to the provisions of the Articles and these Regulations, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.03.  Lost, Wrongfully Taken or Destroyed Certificates.  Except as otherwise provided by applicable law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the Corporation to issue a substitute certificate or substitute shares in uncertificated form in place of the original certificate if the owner:

(A)                               so requests before the Corporation has notice that such original certificate has been acquired by a protected purchaser;

(B)                               files with the Corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such substitute certificate or substitute shares in uncertificated form; and

(C)                               satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.01.  Indemnification.

(A)                               The Corporation shall indemnify and hold harmless any person (an “Indemnitee”) who is or was a director or officer of the Corporation and who is or was a party or is threatened to be made a party to, or is or was involved or threatened to be involved (as a deponent, witness or otherwise) in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that the Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, partner, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, from and against any expenses (including, without limitation, attorneys’ fees, filing fees, court reporter’s fees, expert witness fees and transcript costs), costs, liability, judgments, fines, excise taxes assessed with respect to employee benefit plans, penalties and amounts paid in settlement to the fullest extent permitted or authorized by the laws of the State of Ohio as they may exist from time to time.

(B)                               The right to indemnification conferred in this Article VI shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted or authorized by the laws of the State of Ohio as they may exist from time to time.

(C)                               Notwithstanding the foregoing, except as to claims to enforce rights conferred on an Indemnitee by this Article VI that may be brought, initiated or otherwise asserted by an Indemnitee pursuant to Section 6.02 of these Regulations, the Corporation shall not be required by this Section 6.01 to indemnify, or advance expenses to, an Indemnitee in connection with any claim (including, without limitation, any original claim, counterclaim, cross-claim or third-party claim) in any proceeding, which claim is brought, initiated or otherwise asserted by the Indemnitee, unless the bringing, initiation or assertion of the claim in the proceeding by the Indemnitee is or was authorized or ratified by the Board of Directors of the Corporation.

(D)                               The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the laws of the State of Ohio as they may exist from time to time.

Section 6.02.  Right of Indemnitee to Bring Suit.  If a claim by an Indemnitee for indemnification, including a claim by an Indemnitee for advancement of expenses, under this Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be indemnified for all the expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by the Indemnitee in prosecuting such claim in enforcing the Indemnitee’s rights under this Article VI.

Section 6.03.  Article VI Not Exclusive.  The indemnification provided by this Article VI shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, partner, member, manager or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.04.  Insurance.  The Corporation may purchase and maintain insurance, or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, partner, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the obligation or the power to indemnify such person against such liability under the provisions of this Article VI.  Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 6.05.  Construction.  For the purposes of this Article VI, references to ‘‘the Corporation” include in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents or persons holding comparable positions, so that any person who is or was a director or officer of or held a comparable position with such constituent entity or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, partner, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

Section 6.06.  Contractual Nature.  The provisions of this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article VI is in effect.  Neither any repeal or modification of this Article VI or, to the fullest extent permitted by the laws of the State of Ohio, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

ARTICLE VII

MISCELLANEOUS

Section 7.01.  Amendments.  These Regulations may only be amended in accordance with the provisions of the Articles.

Section 7.02.  Actions Without a Meeting.  Anything contained in these Regulations to the contrary notwithstanding, except as provided in the Articles, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, that proportion of the shareholders or of the directors or of the committee of the directors, as the case may be, required by then applicable law.  All such writings shall be filed with or entered upon the records of the Corporation.  Electronic mail or an electronic or other transmission capable of authentication that appears to have been sent by a person described in the preceding sentence and that contains an affirmative vote or approval of that person is a signed writing for the purposes of this Section 7.02.  The date on which that electronic mail or electronic or other transmission is sent is the date on which the writing is signed.